                                                                    Exhibit 99.3

        IMPORTANT: THIS LETTER (TOGETHER WITH CERTIFICATES REPRESENTING TENDERED ORIGINAL NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

                                 WAM!NET Inc.

                               Offer to Exchange
                   Up to $208,530,000 in principal amount of
               13 1/4% Senior Discount Notes due 2005, Series A
                         sold in a transaction exempt
                  from registration under the Securities Act
                             of 1933, as amended,
                                      for
                      $208,530,000 in principal amount of
               13 1/4% Senior Discount Notes due 2005, Series B



To Our Clients:

         Enclosed for your consideration is a Prospectus dated ________ , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by WAM!NET Inc. ("WAM!NET" or the "Issuer") and all of the subsidiaries of the Issuer to exchange up to $208,530,000 in principal amount of their 13 1/4% Senior Discount Notes due 2005, Series A issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), for $208,530,000 in principal amount of their 13 1/4% Senior Discount Notes due 2005, Series B (the "Exchange Notes").

         The material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

         YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on _______, ________ __, 1998, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of WAM!NET Inc.

         This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1   [_]      Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.

Box 2   [_]      Please do not tender any Original Notes held by you for my account or benefit.

Date:                      , 1998

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                                                   Signature(s)


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                                               Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

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